Exhibit 99.1

Note: Guidance for the December quarter 2015 in this investor update is adjusted for mark-to-market (MTM) adjustments and settlements unless noted.

Overall Commentary

•	Delta expects a December quarter operating margin of 16.5% – 17.5%, a ~4.5 point improvement over the December 2014 quarter.
•	Consolidated passenger unit revenue (PRASM) for the month of December declined 5.0% year over year. Results for the month included a 2 point headwind from calendar timing of the Thanksgiving holiday and 2 points of pressure from foreign exchange.
•	For the December quarter, unit revenues declined approximately 1.5% driven by 2 points of pressure from foreign exchange.
•	Non-fuel unit costs for the quarter are expected to increase 2% versus the prior year. Foreign currency and the continued benefits from Delta’s domestic refleeting and cost reduction initiatives benefited unit costs in the quarter.
•	Non-operating expense includes a $75 million write off of Delta’s remaining Venezuelan currency holdings.
•	Delta’s strong cash generation in the December 2015 quarter allowed the company to return $530 million to shareholders through dividends and share repurchases, bringing the full year total to $2.6 billion returned to owners.

Guidance

December Quarter 2015
Operating margin	16.5% – 17.5%
Cargo and other revenue	$1.5 billion
Average fuel price per gallon	$1.82 - $1.87
Profit sharing expense	$380 million
Non-operating expense	$200 million

December Quarter 2015 vs. December Quarter 2014
Passenger unit revenue	Down ~1.5%
CASM-Ex	Up ~2%
System capacity	~flat

Fuel

•	Delta’s expected fuel price of $1.82 - $1.87 includes taxes, transportation, settled hedges, hedge premiums and refinery contribution and is adjusted for MTM adjustments and settlements. Specifically, Delta early settled $60 million of hedges during the December quarter.

CASM-Ex

•	Delta excludes fuel, profit sharing and certain other expenses from its unit cost guidance. Other expenses include the costs associated with third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations, Delta Private Jets, and refinery cost of sales to third parties. Delta expects to record $300 million of other expenses in the December quarter. The revenue associated with these expenses is included in Delta's guidance for cargo and other revenue.

Profit Sharing

•	Delta’s broad based employee profit sharing program currently pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year.

Taxes

•	Our December 2015 quarter results will reflect a 36% tax rate. There will be no material impact to cash as Delta’s net operating loss carryforwards of approximately $9 billion will largely offset cash taxes during the next few years.

Share count

•	Delta expects approximately 786 million diluted and approximately 778 million basic weighted average shares outstanding.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 5, 2016, and which we have no current intention to update.

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Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Operating Margin, adjusted for special items

Delta adjusts for the following items to determine operating margin, adjusted for special items, for the reasons described below:

•	Mark-to-market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.
•	Restructuring and other. Because of the variability in restructuring and other, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.
•	Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

	(Projected)
	December Quarter 2015	December Quarter 2014
Operating margin	17.0% to 18.4%	(8.6)%
Adjusted for:
MTM adjustments and settlements	(0.7)% to (1.1)%	20.4%
Restructuring and other	-	0.7%
Refinery sales	0.2%	0.1%
Operating margin, adjusted	16.5% to 17.5%	12.6%

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Non-Fuel Unit Cost or Cost Per Available Seat Mile ("CASM-Ex")

Delta adjusts for the following items to determine CASM-Ex for the reasons described below:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.
•	Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
•	Restructuring and other. We adjust for restructuring and other for the same reasons described above under the heading Operating Margin, adjusted for special items.
•	Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

(Projected)
Percentage Change
December Quarter 2015 vs.
December Quarter 2014
CASM	(46)% to (51)%
Adjusted for:
Aircraft fuel and related taxes	51% to 53%
Profit sharing	(3)% to (2)%
Restructuring and other	1% to 2%
Other expenses	(1)% to 0%
CASM-Ex	~2%

Average Fuel Price Per Gallon, adjusted

We adjust for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Operating Margin, adjusted for special items.

(Projected)
December Quarter 2015
Average fuel price per gallon	$1.77 to $1.72
MTM adjustments and settlements	0.05 to 0.15
Average fuel price per gallon, adjusted	$1.82 to $1.87

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